Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 17, 2025, NovaBay Pharmaceuticals, Inc. (the “Company”) completed the sale (the “Avenova Divestiture”) of its eyecare products sold under the Avenova brand and related assets (the “Avenova Business”) to PRN Physician Recommended Nutriceuticals, LLC.

The following unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and gives effect to the Avenova Divestiture and to the Company’s sale of its wholly-owned subsidiary, DERMAdoctor, LLC (the “DERMAdoctor Business”) on March 25, 2024 (the “DERMAdoctor Divestiture”) to be accounted for as a discontinued operation, prepared in accordance with the guidance for discontinued operations, ASC 205-20 Presentation of Financial Statements – Discontinued Operations, under U.S. Generally Accepted Accounting Principles. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 reflects the Company’s financial position as if the Avenova Divestiture had occurred on September 30, 2024. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 reflect the Company’s operating results as if the DERMAdoctor Divestiture and Avenova Divestiture had occurred as of January 1, 2023.

The “As Reported” column of the unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2024 and year ended December 31, 2023 reflects the Company’s historical condensed consolidated financial statements as of and for each of the periods presented and does not reflect any adjustments related to the Avenova Divestiture, except as otherwise reflected in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2024 and the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024, as amended on March 29, 2024.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and has been prepared based upon currently available information and management estimates and is subject to the assumptions and adjustments outlined herein. The unaudited pro forma condensed consolidated financial information is not intended to be a complete presentation of the Company’s financial position or results of operations had the Avenova Divestiture occurred as of and for the periods presented. In addition, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of the Company’s future results of operations or financial condition with its remaining assets and operations, which the Company may divest of in the near term. The Company’s actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments used are reasonable, given the information available at the filing date.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(in thousands)

		Avenova		Pro Forma
	As Reported	Disposition (f)	Note 2	Adjustments (g)	Note 2	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$776	$-		$10,500		$11,276
Accounts receivable, net of $3 allowance for credit losses	704	(699)		-		5
Inventory, net of allowance for excess and obsolete inventory and lower of cost or estimated net realizable value adjustments of $126	473	(462)		-		11
Prepaid expenses and other current assets	326	(88)		500		738
Total current assets	2,279	(1,249)		11,000		12,030
Operating lease right-of-use assets	1,042	-		-		1,042
Property and equipment, net	61	(10)		-		51
Other assets	495	-		-		495
TOTAL ASSETS	$3,877	(1,259)		11,000		13,618

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current liabilities:
Accounts payable	$396	$(206)		$-		$190
Accrued liabilities	1,147	(911)		931		1,167
Tax liabilities	-	-		1,017		1,017
Unsecured Convertible Notes, net of discounts	51	-		-		51
Operating lease liabilities	390	-		-		390
Total current liabilities	1,984	(1,117)		1,948		2,815
Operating lease liabilities-non-current	821	-		-		821
Total liabilities	2,805	(1,117)		1,948		3,636

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000 shares authorized;
Series B preferred stock; 1 share issued and outstanding	6	-		-		6
Common stock, $0.01 par value; 150,000 shares authorized, 4,885 shares issued and outstanding	49	-		-		49
Additional paid-in capital	183,262	-		-		183,262
Accumulated deficit	(182,245)	(142)		9,052		(173,335)
Total stockholders' equity	1,072	(142)		9,052		9,982
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,877	$(1,259)		$11,000		$13,618

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in thousands, except per share amounts)

		Pro Forma
	As Reported	Adjustments	Note 2	Pro Forma
Sales:
Product revenue, net	$7,435	$(7,198)	(d)	$237
Other revenue, net	37	(22)	(d)	15
Total sales, net	7,472	(7,220)		252

Cost of goods sold	2,493	(2,445)	(d)	48
Gross profit	4,979	(4,775)		204
Operating expenses:
Research and development	32	(32)	(e)	-
Sales and marketing	3,021	(3,021)	(e)	-
General and administrative	5,611	-		5,611
Loss on divestiture of subsidiary	865	-		865
Total operating expenses	9,529	(3,053)		6,476
Operating loss	(4,550)	(1,722)		(6,272)

Non-cash gain on changes in fair value of warrant liabilities	114	-		114
Non-cash gain (loss) on change in fair value of embedded derivative liability	(18)	-		(18)
Accretion of interest and amortization of discounts on convertible notes	(871)	-		(871)
Extinguishment of Secured Convertible Note	(13)	-		(13)
Other expense, net	(549)	-		(549)
Net loss from continuing operations	(5,887)	(1,722)		(7,609)

Net loss from discontinued operations (Note 18)	(124)	-		(124)
Net loss	(6,011)	(1,722)		(7,733)

Less: Increase to accumulated deficit due to adjustment to common stock warrants exercise price	(1,005)	-		(1,005)
Less: Increase to accumulated deficit due to adjustment to Preferred Stock conversion price	(380)	-		(380)
Net loss attributable to common stockholders	$(7,396)	$(1,722)		$(9,118)

Basic and diluted net loss per share
Loss per share from continuing operations	$(3.90)			$(4.83)
Loss per share from discontinued operations	(0.07)			(0.07)
Net loss per share attributable to common stockholders (basic and diluted)	$(3.97)			$(4.89)
Weighted-average shares of common stock used in computing net loss per share attributable to common stockholders (basic and diluted)	1,863			1,863

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except per share amounts)

		DERMAdoctor Pro Forma		DERMAdoctor	Avenova Pro Forma		Avenova
	As Reported	Adjustments	Note 2	Pro Forma	Adjustments	Note 2	Pro Forma
Sales:
Product revenue, net	$14,687	$(3,552)	(a)	$11,135	$(9,078)	(d)	$2,057
Other revenue, net	39	-		39	-		39
Total sales, net	14,726	(3,552)		11,174	(9,078)		2,096

Cost of goods sold	6,831	(2,145)	(a)	4,686	(3,119)	(d)	1,567
Gross profit	7,895	(1,407)		6,488	(5,959)		529
Operating expenses:
Research and development	68	(34)	(b)	34	(34)	(e)	-
Sales and marketing	6,500	(1,795)	(b)	4,705	(4,705)	(e)	-
General and administrative	6,330	(742)	(b)	5,588	-		5,588
Goodwill, intangible and other asset impairment	2,593	(2,593)	(b)	-	-		-
Total operating expenses	15,491	(5,164)		10,327	(4,739)		5,588
Operating loss	(7,596)	3,757		(3,839)	(1,220)		(5,059)

Non-cash gain on changes in fair value of warrant liabilities	272	-		272	-		272
Non-cash gain (loss) on change in fair value of embedded derivative liability	40	-		40	-		40
Accretion of interest and amortization of discounts on convertible notes	-	-		-	-		-
Non-cash loss on modification of common stock warrants	(292)	-		(292)	-		(292)
Other expense, net	(2,064)	2	(c)	(2,062)	-		(2,062)
Net loss before taxes	(9,640)	3,759		(5,881)	(1,220)		(7,101)
Taxes
Current Tax Expense	-	-		-	1,017	(f)	1,017
Net loss	(9,640)	3,759		(5,881)	(2,237)		(8,118)

Less: Increase to accumulated deficit due to adjustment to Preferred Stock conversion price	(7,057)	-		(7,057)	-		(7,057)
Net loss attributable to common stockholders	$(16,697)	$3,759		$(12,938)	$(2,237)		$(15,175)

Basic and diluted net loss per share
Net loss per share attributable to common stockholders (basic and diluted)	$(137.99)			$(106.93)			$(125.41)
Weighted-average shares of common stock used in computing net loss per share attributable to common stockholders (basic and diluted)	121			121			121

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been prepared based on NovaBay’s historical consolidated financial statements and in accordance with Article 11 of SEC Regulation S-X, Pro Forma Financial Information.

Note 2. Pro Forma Adjustments and Assumptions

(a)	This adjustment reflects the elimination of the profit and loss of the DERMAdoctor Business for the period presented.

(b)

This adjustment reflects the elimination of operating expenses of the DERMAdoctor Business, excluding the anticipated effects of other costs that may be reduced or eliminated as a result of having completed the DERMAdoctor Divestiture.

(c)	This adjustment reflects the elimination of other expenses.

(d)	This adjustment reflects the elimination of the profit and loss of the Avenova Divestiture for the period presented.

(e)

This adjustment reflects the elimination of operating expenses of the Avenova Business, excluding the anticipated effects of other costs that may be reduced or eliminated as a result of having completed the sale.

(in thousands)
Estimated net cash proceeds (including working capital)	$11,500
Historical Company assets	(1,259)
Historical Company liabilities	1,117
Income tax payable	(1,017)
Transaction costs and fees	(1,438)
Bridge Loan	507
Estimated gain on divestiture	$9,410

(f)	These adjustments reflect the elimination of the book value of the Avenova Business of $1.2 million and liabilities of $1.1 million as of September 30, 2024.

(g)

These adjustments reflect the $11.5 million in cash proceeds from PRN, consisting of $11.0 million received upfront and $0.5 million placed into an escrow account for 90 days for final net working capital adjustment. These adjustments include $0.9 million, consisting of the accrual of certain transaction expenses known at the time of closing of $1.4 million and repayment of the Bridge Loan of $0.5 million. The cumulative adjustments resulted in an adjustment to accumulated deficit of $9.1 million. The proceeds are subject to post-closing adjustments and any required distributions for tax purposes.